Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. Electronic Voting Instructions You can vote by Internet or telephone! Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 2:00 a.m., Eastern Time, on August [ ], 2011. Vote by Internet Log on to the Internet and go to www.envisionreports.com/GLBC Follow the steps outlined on the secure website. Vote by telephone Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada any time on a touch tone telephone. There is NO CHARGE to you for the call. Follow the instructions provided by the recorded message. IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. A Proposals — The Board of Directors recommends a vote FOR Proposals 1, 2 and 3. For Against Abstain For AgainstAbstain 1. To approve and adopt the Agreement and Plan of Amalgamation, dated April 10, 2011, by and among Level 3 Communications, Inc., Apollo Amalgamation Sub, Ltd. and Global Crossing, including the Bermuda Amalgamation Agreement set forth on Exhibit A thereto, and the amalgamation contemplated thereby. 2. To approve the adjournment of the Global Crossing special meeting, if necessary, to solicit additional proxies if there are not sufficient votes to approve Proposal 1. 3. To approve, on an advisory (non-binding) basis, the compensation that may be paid or become payable to Global Crossing’s named executive officers in connection with the amalgamation, and the agreements and understandings pursuant to which such compensation may be paid or become payable. IMPORTANT SPECIAL MEETING INFORMATION

B Non-Voting Items Change of Address — Please print new address below. C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. / / 01B9WD

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Proxy — Global Crossing Limited Proxy for Special Meeting of Shareholders August 4, 2011 PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby appoints John J. Legere, failing whom Mitchell C. Sussis, and each of them, with power of substitution, as proxies at the special meeting of shareholders of GLOBAL CROSSING LIMITED to be held on August 4, 2011, and at any adjournment thereof, and to vote shares of stock of the company which the undersigned would be entitled to vote if personally present. This proxy will be voted as directed with respect to the proposals referred to in Items 1, 2 and 3 on the reverse side, but in the absence of such direction this proxy will be voted FOR the proposals referred to in Items 1, 2 and 3. PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. CONTINUED AND TO BE VOTED ON REVERSE SIDE